EXHIBIT 1

AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G

Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: September 12, 2022

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Ronny Ostrow
	Name:	Ronny Ostrow
	Title:	Assistant Secretary

CITIGROUP FINANCIAL PRODUCTS INC.

By:	/s/ Ronny Ostrow
	Name:	Ronny Ostrow
	Title:	Assistant Secretary

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

By:	/s/ Ronny Ostrow
	Name:	Ronny Ostrow
	Title:	Assistant Secretary

CITIGROUP INC.

By:	/s/ Ronny Ostrow
	Name:	Ronny Ostrow
	Title:	Assistant Secretary